UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tandy Brands Accessories, Inc.

(Name of Registrant as Specified In Its Charter)

Golconda Capital Portfolio, LP

Golconda Capital Management, LLC

William D. Summitt

Jedd M. Fowers

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 22, 2007, Golconda Capital Portfolio, LP issued a press release announcing that Glass Lewis recommends stockholders vote the BLUE proxy card for Golconda Nominee William D. Summitt to the Tandy Brands Board of Directors.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT RELATED TO THE SOLICITATION OF PROXIES BY GOLCONDA CAPITAL PORTFOLIO, LP FROM THE STOCKHOLDERS OF TANDY BRANDS ACCESSORIES, INC. (“TANDY”) FOR USE AT TANDY’S ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV

2

Press Release

Source: Golconda Capital Portfolio, LP

GLASS LEWIS RECOMMENDS STOCKHOLDERS VOTE THE BLUE PROXY CARD FOR GOLCONDA NOMINEE WILLIAM D. SUMMITT TO THE TANDY BRANDS BOARD OF DIRECTORS

DALLAS, Texas—October 22, 2007—Golconda Capital Portfolio, LP (“Golconda”), a shareholder of Tandy Brands Accessories, Inc. (“Tandy Brands” or the “Company”) (NASDAQ: TBAC) today announced that Glass Lewis, a nationally recognized proxy advisory firm, has recommended that stockholders vote the BLUE proxy card for William D. Summitt for the Tandy Brands Board of Directors.

In its report, Glass Lewis noted the following:

•	“We believe that [Golconda] has successfully identified concerns for Tandy shareholders.”

•

Regarding the Company’s corporate governance actions in the face of pressure from Golconda, Glass Lewis said, “We believe that shareholders should be concerned with the seemingly reactive nature of the board’s corporate governance policy.”

•

Regarding the Board’s refusal to eliminate the company’s poison pill after a Golconda sponsored proposal passed by a vote of 73%, Glass Lewis said, “This type of foot dragging by the incumbent directors is particularly troubling.”

•

“It’s noteworthy that the Dissident holds a greater percentage of the outstanding shares of the company than the combined holdings of the current [non-management] directors. Thus, we believe this adequately aligns their interests with those of Tandy’s other shareholders.”

In addition, a recent report issued by Institutional Shareholder Services notes the following:

•	“TBAC’s financial performance has deteriorated over the last five years.”

•	“TBAC’s stock performance has lagged its GICS peers over the 3 year and 5 year periods.”

•	“TBAC has suffered from relatively poor corporate governance practices.”

•

And notably the ISS report concluded that “Based on our discussions with Golconda and the company, and our review of the timing of recent corporate governance measures announced by the company, we believe that such measures were announced largely as a response to pressure from Golconda Capital. We also note that the incumbent board has largely failed to provide the necessary management oversight, as indicated by TBAC’s long term poor financial and stock price performance.”

William Summitt, Investment Manager for Golconda and a Golconda nominee for the Tandy Brands Board, issued the following statement,

“The ISS report seems to focus in the end on the industry experience of the nominees, which is not the point of this proxy contest. In fact, ISS’s recommendation to reelect the incumbent directors, members of the board who according to ISS have provided inadequate oversight during the long period of underperformance at Tandy Brands, actually seems at odds with the overall ISS analysis. We believe that this election is about effecting change at Tandy Brands.”

Mr. Summitt concluded, “Both the Glass Lewis and ISS reports clearly suggest that recent initiatives at Tandy Brands have been reactions to pressure from Golconda. This is not the time for the stockholders to take this pressure off. We believe that many Tandy Brands stockholders continue to desire positive, shareholder focused change at the company. The Golconda nominees will be able to more effectively continue to advocate for value enhancing change at Tandy Brands as board members.”

Golconda continues to urge all stockholders to vote the BLUE proxy card for the Golconda nominees, William Summitt and Jedd Fowers. Your vote is very important no matter how many shares you own.

If Tandy Brands stockholders have any questions about how to vote their shares or if they need assistance in voting their shares, they can contact Golconda’s proxy solicitor, DF King & Co., Inc., toll-free at 1-800-859-8508. Tandy Brands Annual Meeting is scheduled to be held on Monday, October 29, 2007 at 10:00 am, central time, at the Hilton Arlington, 2401 East Lamar Blvd., Arlington, Texas 76006. Stockholders of record as of September 19, 2007 will be entitled to notice of and to vote at the Annual Meeting.

*Note: Permission to use quotations neither sought nor obtained.

About Golconda Capital Portfolio, LP

Golconda is a Dallas, TX based private investment partnership that invests primarily in publicly listed equities. Golconda currently holds 69,221 shares of Tandy Brands common stock and Messrs. Summitt and Fowers are the beneficial owners of 7,300 and 1,900 shares, respectively, of Tandy Brands common stock. Please visit http://www.tandybrandsvalue.com for additional information regarding Golconda’s proxy contest at Tandy Brands Accessories.

Golconda Capital Portfolio, LP

Golconda Capital Management, LLC, General Partner

Bill Summitt, Managing Member

214-367-0784

wsummitt@golcondalp.com

http://www.tandybrandsvalue.com

IMPORTANT

Golconda Capital Portfolio, LP filed a definitive proxy statement in connection with the solicitation of proxies from the stockholders of Tandy Brands Accessories, Inc. with the Securities and Exchange Commission on September 24, 2007. Please review this proxy statement and the enclosed materials carefully, as they contain important information. Information regarding the participants of this proxy solicitation is contained in the definitive proxy statement that was filed on September 24, 2007. The definitive proxy statement and a form of proxy are available at no charge at the Securities and Exchange Commission’s website at www.sec.gov or by contacting the proxy solicitor, whose contact information is noted below.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed BLUE proxy card to our proxy solicitor, D.F. King & Co., Inc., in the postage-paid envelope provided.

2.	If you have previously signed and returned a White proxy card to Tandy Brands, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Tandy Brands by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided.

3.	If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

Call Toll-Free: 1-800-859-8508

Banks and Brokerage Firms Call Collect: 212-269-5550